EXHIBIT 99.1

Apollo Group, Inc.
News Release

APOLLO GROUP, INC. REPORTS FISCAL 2005
SECOND QUARTER RESULTS

     Phoenix, Arizona, March 29, 2005 — Apollo Group, Inc. (Nasdaq:APOL) today reported fiscal 2005 financial results for the second quarter ended February 28, 2005.

     Net income attributed to Apollo Education Group common stock for the three months ended February 28, 2005, was $87.1 million, or $.47 per diluted share, compared to $63.0 million, or $.35 per diluted share reported for the same period last year.

     Net income attributed to Apollo Education Group common stock for the six months ended February 28, 2005, was $196.6 million, or $1.04 per diluted share, compared to $141.4 million, or $.79 per diluted share reported for the same period last year.

     Todd S. Nelson, Chairman and CEO, said, “We are pleased with our financial performance and overall enrollment growth this quarter. While we continue to invest in lead generation, the rate of increase in selling and promotional expenses declined from 48% in the first quarter of fiscal 2005 to 38% in the second quarter of fiscal 2005. During the quarter, we experienced a positive migration from our onground campuses of students with limited previous college experience to our online program designed for these students. Results to date indicate that retention of students in this academic program, which includes more faculty contact hours, is positive. We plan to implement this program at our onground University of Phoenix campuses during the fourth quarter of fiscal 2005. We believe that this migration of students to our online program is why our online enrollment is slightly ahead of our expectations and our onground enrollment is slightly below our expectations. The second quarter proved to be a strong quarter for campus openings. The University of Phoenix entered into a new state with a campus in Des Moines, Iowa and opened three new campuses in existing states; Richmond, VA; Raleigh, NC; and Austin, TX.”

     Mr. Nelson continued, “The board of directors authorized a program allocating an additional $250 million in company funds to repurchase shares of Apollo Education Group Class A common stock.”

     Total consolidated revenues for Apollo Group, Inc. for the three months ended February 28, 2005, rose 27.4% to $505.7 million, compared with $396.9 million in the second quarter of fiscal 2004. The University of Phoenix accounted for 90.8% of the $467.6 million in net tuition revenues from students enrolled in degree programs for the quarter ended February 28, 2005.

     Total consolidated revenues for Apollo Group, Inc. for the six months ended February 28, 2005, rose 28.7% to $1.041 billion, compared with $808.7 million in the same period last year. The University of Phoenix accounted for 92.5% of the $961.1 million in net tuition revenues from students enrolled in degree programs for the six months ended February 28, 2005.

     Consolidated net income for Apollo Group, Inc. for the three months ended February 28, 2005, increased 27.2% to $87.1 million, compared to $68.5 million for the same period last year.

~continued~

     Consolidated net income for Apollo Group, Inc. for the six months ended February 28, 2005, increased 28.7% to $196.6 million, compared to $152.8 million for the same period last year.

     Consolidated degree enrollments for all of the Apollo Group, Inc. institutions at February 28, 2005, increased by 25% to 283,800 students compared to 227,800 students at February 29, 2004. Online degree enrollments at February 28, 2005, increased by 45% to 143,900 students compared to 99,500 students at February 29, 2004. Enrollments at onground campuses at February 28, 2005, increased by 9% to 140,000 students compared to 128,400 students at February 29, 2004.

Business Outlook

     Apollo Group, Inc.

•	We expect revenue for the quarter ending May 31, 2005, to be between $622 million and $626 million and to be between $2.290 billion and $2.294 billion for fiscal 2005.

•	Operating margin is expected to be between 35.5% and 36.0% for the quarter ending May 31, 2005, and to be between 32.5% and 33.0% for fiscal 2005.

Diluted earnings per share are expected to be $.74 for the quarter ending May 31, 2005. Excluding non-cash stock-based compensation charges related to the conversion in 2004 of University of Phoenix Online stock options into Apollo Education Group Class A stock options anticipated to occur when the options vest in the fourth quarter of fiscal 2005, we are increasing our fiscal 2005 diluted earnings per share expectation from $2.42 to $2.46.

     The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 9:00 AM Phoenix time, on Tuesday, March 29, 2005. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 3293327. A live webcast of this event may be accessed by visiting the company website at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #3293327) until April 15, 2005.

     Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc., operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 89 campuses and 150 learning centers in 39 states, Puerto Rico, and Vancouver, British Columbia.

     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.

~continued~

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc.

     Forward-looking statements involve risks, uncertainties, and other factors which may cause actual results, performance, or achievements of Apollo Group, Inc. to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s results and cause them to materially differ from those contained in the forward-looking statements include, without limitation:

•	the failure to maintain or renew required regulatory approvals, accreditation, or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	our ability to continue to attract and retain students;

•	our ability to successfully manage economic conditions, including stock market volatility;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2004; and

•	other factors that Apollo Group is currently unable to identify or quantify, but may arise or become known in the future.

     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.

-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2005	2004	2005	2004
(In thousands, except per share amounts)
Revenues:
Tuition and other, net	$505,693	$396,862	$1,040,619	$808,671

Costs and expenses:
Instructional costs and services	221,635	181,104	439,052	355,991
Selling and promotional	121,016	87,390	241,601	169,029
General and administrative	23,499	20,087	44,687	40,695

	366,150	288,581	725,340	565,715

Income from operations	139,543	108,281	315,279	242,956
Interest income and other, net	3,855	4,574	8,417	8,731

Income before income taxes	143,398	112,855	323,696	251,687
Provision for income taxes	56,284	44,352	127,051	98,913

Net income	$87,114	$68,503	$196,645	$152,774

Net income attributed to:
Apollo Education Group common stock	$87,114	$63,044	$196,645	$141,399

University of Phoenix Online common stock		$5,459		$11,375

Earnings per share attributed to:
Apollo Education Group common stock:
Diluted net income per share	$0.47	$0.35	$1.04	$0.79

Diluted weighted average shares outstanding	187,007	178,924	188,419	178,825

University of Phoenix Online common stock:
Diluted net income per share		$0.32		$0.66

Diluted weighted average shares outstanding		17,149		17,167

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 28,	August 31,
	2005	2004
(Dollars in thousands)
Assets:
Current assets
Cash and cash equivalents	$7,878	$156,669
Restricted cash	142,049	78,413
Auction-rate securities—restricted	85,650	106,050
Marketable securities	255,442	336,193
Receivables, net	171,238	146,497
Deferred tax assets, net	11,198	10,020
Income tax receivable	14,220
Other current assets	22,946	20,842

Total current assets	710,621	854,684
Property and equipment, net	234,220	213,535
Marketable securities	176,165	316,743
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	29,296	47,520
Other assets	28,923	26,853

Total assets	$1,216,321	$1,496,431

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$13,608	$12,703
Accounts payable	38,174	50,895
Accrued liabilities	50,884	69,481
Income taxes payable		11,856
Student deposits and current portion of deferred revenue	376,718	330,020

Total current liabilities	479,384	474,955
Deferred tuition revenue, less current portion	470	528
Long-term liabilities, less current portion	67,730	63,807

Total liabilities	547,584	539,290

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 181,944,000 and 187,567,000 issued and outstanding at February 28, 2005 and August 31, 2004, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at February 28, 2005 and August 31, 2004	1	1
Additional paid-in capital		28,787
Apollo Education Group Class A treasury stock, at cost, 6,058,000 shares at February 28, 2005	(445,184)
Retained earnings	1,114,738	928,815
Accumulated other comprehensive loss	(921)	(565)

Total shareholders’ equity	668,737	957,141

Total liabilities and shareholders’ equity	$1,216,321	$1,496,431

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	February 28,	February 29,
	2005	2004
(In thousands)
Cash flows provided by (used for) operating activities:
Net income	$196,645	$152,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,093	21,241
Amortization of investment premiums	2,196	3,026
Provision for uncollectible accounts	18,919	13,788
Deferred income taxes	17,046	(3,872)
Tax benefits of stock options exercised	24,430	28,395
Cash received for tenant improvements	1,263	1,314
Changes in assets and liabilities
Restricted cash	(63,636)	(23,909)
Receivables	(43,660)	(22,259)
Other assets	(4,132)	(2,589)
Accounts payable and accrued liabilities	(30,112)	10,193
Income taxes	(26,076)	4,264
Student deposits and deferred revenue	46,640	49,343
Other liabilities	1,689	1,787

Net cash provided by operating activities	166,305	233,496

Cash flows provided by (used for) investing activities:
Net additions to property and equipment	(43,897)	(29,538)
Purchase of land and buildings related to future Online expansion		(28,428)
Purchase of marketable securities	(18,961)	(486,145)
Maturities of marketable securities	238,094	293,402
Purchase of auction-rate securities—restricted	(46,000)	(31,000)
Maturities of auction-rate securities—restricted	66,400	24,160
Purchase of other assets	(1,253)	(1,606)

Net cash provided by (used for) investing activities	194,383	(259,155)

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	(542,988)	(20,843)
Issuance of Apollo Education Group Class A common stock	33,865	26,476
Purchase of University of Phoenix Online common stock		(17,175)
Issuance of University of Phoenix Online common stock		10,927

Net cash used for financing activities	(509,123)	(615)

Currency translation loss	(356)	(151)

Net decrease in cash and cash equivalents	(148,791)	(26,425)
Cash and cash equivalents at beginning of period	156,669	52,383

Cash and cash equivalents at end of period	$7,878	$25,958

Supplemental disclosure of non-cash investing activities
Tenant improvement allowances	$7,795	$9,366

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Company Contact: Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess@apollogrp.edu
Press Contact: Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu